Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62883) pertaining to the 1998 Employee Stock Purchase Plan of Scientific-Atlanta, Inc. of our report dated June 18, 2004, with respect to the financial statements of the Scientific-Atlanta, Inc. 1998 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2004.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 25, 2004